CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Balanced Fund's (formerly Pioneer Income Fund) 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Balanced Fund Post-Effective Amendment No. 59 to Registration Statement File No. 2-28273 and Amendment No. 28 to Registration File No. 811-1605.




                                                     ARTHUR ANDERSEN LLP




Boston, Massachusetts
April 24, 1997